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                                                                       Exhibit J
                                     WAIVER
                                     ------

                                                  Effective as of April 30, 2004

We refer to the Shareholders Agreement dated December 17, 2001 by and among Power Technology Investment Corporation ("PTIC"), Vern Strang, es qualite, trustee of the FMRC Family Trust ("FMRC"), Picchio Pharmaceuticals Inc. (now Picchio Pharma Inc.) ("PICCHIO") and Dr. Francesco Bellini (Intervenant), as amended (the "SHAREHOLDERS AGREEMENT").

PTIC is independently considering investing in or acquiring shares of Neurochem Inc. ("NEUROCHEM"). The undersigned hereby consent to an investment in or acquisition of up to 300,000 common shares of Neurochem by PTIC prior to May 30, 2004 and consequently waive the rights pursuant to Article 9 of the Shareholders Agreement in connection with such contemplated investment/acquisition.

This waiver shall not be deemed or construed to be a waiver with respect to any other independent investment by the parties to the Shareholders Agreement.


                                         POWER TECHNOLOGY INVESTMENT CORPORATION


                                         Per:  /s/ Peter Kruyt
                                              ----------------------------------


                                               /s/ Vern Strang
                                         ---------------------------------------
                                         VERN STRANG, es qualite, trustee of the
                                         FMRC Family Trust


                                         PICCHIO PHARMA INC.


                                         Per:  /s/ Dr. Francesco Bellini
                                              ----------------------------------


                                               /s/ Dr. Francesco Bellini
                                         ---------------------------------------
                                         DR. FRANCESCO BELLINI (Intervenant)